EX-10

                      RESCISSION AGREEMENT


     This Rescission Agreement ("Agreement") is made and entered into this 24th day of August, 2004, by and between FreeStar Technology Corporation, a Nevada corporation ("FreeStar"), and TransAxis, Inc., a Delaware corporation ("TransAxis"), and is made effective as of June 17, 2004.

     The parties recite and declare that:

     A. On September 24, 2003, FreeStar entered into a stock purchase agreement with certain shareholders of TransAxis, Inc. ("TransAxis") (formerly Digital Courier Technologies, Inc.) for the acquisition of a majority of the common stock of this publicly held company ("TA Acquisition Agreement"). The terms of the acquisition provided for FreeStar to purchase a majority of the shares that consist of the following: (a) the 2,916,533 shares that will be outstanding upon the conversion of certain debt of TransAxis ("Conversion Right"); and (b) the 805,000 shares of Registrant common stock issued and outstanding. In exchange the Registrant agreed to issue on a pro rata basis based on the sellers' current percentage beneficial ownership of TransAxis common stock (including the beneficial ownership of the TransAxis common stock represented by the Conversion Right) the aggregate number of shares of Registrant common stock which is the greater of (i) 7,000,000 shares of common stock, or (ii) that number of shares of common stock equal to $1,260,000 divided by the average closing bid price per share of the common stock on the five days prior to the closing date.

     B. On October 8, 2003, the parties amended the TA Acquisition Agreement. The following, among other things, was amended under this document:

     The parties to the Agreement concur that the original amount of Registrant common stock to be issued in connection with the TA Acquisition Agreement is 31,500,000 shares, but that due to a certain liability of TransAxis, the total amount of common stock to be issued by the Registrant is reduced to 25,312,053. In addition, due to a missing stock certificate of that Registrant, the Registrant will be required to deliver a further reduced total of 25,183,418 shares of common stock at the closing, with the remaining 128,585 shares only upon delivery to the Registrant the missing stock certificate.

     C. On February 20, 2004, the parties further amended the TA Acquisition Agreement ("Amendment No. 2"). The Registrant claimed that it had identified certain accounting-related deficiencies in the books of TransAxis which predate the closing date, and that such deficiencies have and will continue to preclude TransAxis from being able to obtain audited financial statements without undue effort and expense. In order to avoid the cost of litigation and further disputes and negotiation, the Registrant and TransAxis agreed to reduce the number of shares issuable under the TA Acquisition Agreement from 25,183,418 to 3,200,000, which have been issued. In exchange, the Registrant actually received 350,900 shares of TransAxis stock, or 43.5%, although it remains entitled to receive an additional 22,482 lost shares. The Registrant never exercised the Conversion Right, and never controlled a majority of the shares of TransAxis.

     D. TransAxis and FreeStar now desire to make this Agreement and carry out the actions required of them hereunder in order to effect a rescission of the Conversion Right, effective as of the close of business on June 17, 2004.

     1. The parties agree that for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Conversion Right is rescinded and cancelled effective on June 17, 2004.

     2. Signed facsimile transmissions of this document shall be considered as valid as the original. This Agreement may be executed as a single document or in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.

     3. This agreement will be governed and construed in accordance with the laws of the State of California. This Agreement was produced by all parties hereto and shall not be construed against any of them.

     4. Each person signing this agreement for an entity confirms that they have full authority to execute this agreement and obligate such company, firm, corporation, partnership, organization, individual, and/or entity identified as a party herein.

     5. Each of the parties, at the request of any other party, will execute all such further instruments and take all such further action consistent with the provisions hereof as may be reasonably necessary to carry out the intent of this Agreement.

                                       FreeStar Technology Corporation


                                       By: /s/  Paul Egan
                                       Paul Egan, President


                                       TransAxis, Inc.


                                       By: /s/  Paul Egan
                                       Paul Egan, President